UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2009
COREL CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-20562	98-0407194

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Carling Avenue Ottawa, Ontario Canada	K1Z 8R7

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (613) 728-0826
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2009, Corel Corporation (the “Company”) announced that Thomas Peter Berquist has been named the Company’s new Chief Financial Officer. Mr. Berquist will join the Company effective today and assume the Chief Financial Officer title as of October 1, 2009, after the Company files its quarterly report for the fiscal third quarter. Doug McCollam, whose planned departure was announced by the Company on July 29, 2009, will continue in his capacity as Chief Financial Officer until that time.
Prior to his tenure with the Company, Mr. Berquist, 45, served as Chief Financial Officer at Ingres, an open source software company based in Redwood City, California. Prior thereto, from 2003 to 2006, Mr. Berquist served as a Managing Director of Equity Research for Citigroup, where he was responsible for covering top software companies including Microsoft, Adobe, Intuit, Symantec and Autodesk.
There are no arrangements between Mr. Berquist and any other person pursuant to which Mr. Berquist was selected as Chief Financial Officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Berquist has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Mr. Berquist has no family relationship with any director or executive officer which would otherwise be subject to disclosure under this Item 5.02.
On August 18, 2009, the Company entered into an employment agreement pursuant to which Mr. Berquist shall serve as the Chief Financial Officer of the Company unless and until terminated by either party upon written notice.
Mr. Berquist will receive an annual base salary of US$300,000 for the term of the agreement, subject to review and adjustment from time to time by the Company. Mr. Berquist is also eligible to participate in the Company’s Annual Incentive Plan with a target incentive of US$200,000. The terms and conditions of the Annual Incentive Plan may be amended from time to time by the Company. Mr. Berquist’s employment agreement contemplates a stock option grant of 314,618 options, which remain subject to board approval as of this date.
In the event that Mr. Berquist’s employment by the Company is terminated without cause, he is entitled to severance compensation equal to one month of base salary for each full year of employment, subject to a minimum of six months’ base salary and a maximum of 12 months’ base salary. Additionally, in the event of termination with cause, Mr. Berquist is entitled to receive incentive payment in accordance with the terms of the Annual Incentive Plan as well as a minimum of six and a maximum of 12 months’ additional medical benefits coverage, based on the length of his employment.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed with this Form 8-K:

Exhibit	Description

99.1	Press Release dated September 14, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: September 14, 2009

COREL CORPORATION
By:	/s/ ELEANOR LACEY
	Name:	Eleanor Lacey
	Title:	General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated September 14, 2009.